GOLD TORRENT, INC.

960 Broadway Avenue, Suite 530

Boise , Idaho 83706

PROXY FOR 2018 ANNUAL MEETING OF SHAREHOLDERS

The 2018 annual meeting of shareholders of Gold Torrent, Inc., a Nevada corporation (the “Company”) will be held at 10:00 a.m., Mountain Standard Time, on February 16, 2018, at our headquarters at 960 Broadway Avenue, Suite 530, Boise , Idaho, 83706.

THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF GOLD TORRENT, INC.

The undersigned hereby appoints Daniel Kunz, or failing him Alexander Kunz, as proxy, with the power of substitution, to represent and vote as designated below all the shares of common stock of Gold Torrent, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on February 16, 2018, or at any adjournment, postponement or rescheduling thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR each of the director nominees listed in Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR future advisory votes on executive compensation every year with respect to Proposal 5, FOR Proposal 6 and FOR Proposal 7. If any other business is presented at the Meeting, this proxy will be voted by the proxies on such matters as determined by the proxies, in their discretion.

THE BOARD RECOMMENDS A VOTE FOR

THE PROPOSALS AND NOMINEES.

I. Adoption of Merger Agreement.

Adoption of the Merger Agreement by and among Gold Torrent US, Gold Torrent (Canada) Inc., and GTOR US Merger Co.

___ FOR	___ AGAINST	___ ABSTAIN

II. Election of Directors.

01 – Daniel Kunz	02 – Alexander Kunz
03 – Ryan Hart	04 – Pat Okita
04 – Steven McGrath	05 – Roy Eiguren

___ FOR all nominees

___ AGAINST all nominees

___ FOR all EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

III. Appointment of Independent Registered Public Accounting Firm

Ratification of the selection of Morgan & Company LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2018;

___ FOR	___ AGAINST	___ ABSTAIN

IV. Advisory Vote on Executive Compensation

Approval of the advisory (non-binding) resolution to approve executive compensation.

___ FOR	___ AGAINST	___ ABSTAIN

V. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Frequency of future advisory votes on executive compensation.

___ 1 year

___ 2 years

___ 3 years

___ ABSTAIN

VI. 2016 Stock Option and Stock Bonus Plan

Approval of the Gold Torrent, Inc. 2016 Stock Option and Stock Bonus Plan.

___ FOR	___ AGAINST	___ ABSTAIN

2

VII. Meeting Adjournment

Approval of any proposal to adjourn the annual meeting to a later date, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.

___ FOR	___ AGAINST	___ ABSTAIN

VIII. Other Business

In his discretion, the proxyholder is authorized to vote upon such other business as may properly come before the Company’s annual meeting or any adjournment or postponement thereof.

This Proxy is solicited on behalf of the management of Gold Torrent, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals described above.

TO VOTE ONLINE: www.proxyandprinting.com and click on “Vote your proxy”

TO VOTE BY EMAIL: akotlova@islandstocktransfer.com

TO VOTE BY FAX: Please fax this proxy card to 1.727.289.0069

TO VOTE BY MAIL: Please sign, date and mail to

Anna Kotlova

15500 Roosevelt Blvd, Suite 301

Clearwater, FL 33760

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Signature of Shareholder

Signature of Joint Shareholder

Dated:

3